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                                                                EXHIBIT 10 (h)

                              INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this "Agreement") is made on this 26TH day of JUNE, 1997 by and between ARM Financial Group, Inc. ("ARM"), a Delaware corporation, and SBM Certificate Company (the "Company"), a Minnesota corporation that is registered as a face amount certificate company under the Investment Company of 1940.

It is understood and agreed between the parties that the Company has acquired a directors and officers errors and omissions liability policy (the "Policy") covering the directors and officers of the Company, and of ARM and certain of its subsidiaries with respect to their activities on behalf of the Company. The Policy, to be issued by National Union Fire Insurance Company, is to have a limit of $10,000,000.00 per claim and in the aggregate, a premium of $160,000.00, a deductible of $1,000,000.00 corporate coverage, and a term of one year from the date the application for the Policy was submitted to the Company. In consideration of the Company promising to keep the Policy in full force and in effect, to provide notice to ARM in the event that the terms of the Policy change in any way, and other good and valuable consideration, ARM hereby agrees to indemnify and hold harmless the Company to the extent that the Company fails to pay or is unable to pay the $1,000,000.00 corporate coverage deductible.

Nothing in this Agreement shall be deemed to create any rights in any person or entity that is not a party to this Agreement. This Agreement constitutes the entire understanding and agreement between the parties, supersedes any and all prior understandings and agreements pertaining to the subject of this Agreement, and may not be amended, modified or supplemented in any way except by subsequent written agreement signed by both parties.

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     IN WITNESS WHEREOF, the parties hereto have executed this agreement on and as of the day and year first above written.

                              ARM FINANCIAL GROUP, INC.

                              /s/ John Franco
                              -----------------------------------
                              John Franco
                              Co-Chief Executive Officer


                              /s/ Martin H. Ruby
                              -----------------------------------
                              Martin H. Ruby
                              Co-Chief Executive Officer


                              SBM CERTIFICATE COMPANY

                              /s/ John R. McGeeney
                              -----------------------------------
                              John R. McGeeney
                              Chairman of the Board and President